--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                  FORM 8-K/A

                               AMENDMENT NO. 1 TO
                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                         Date of Report - April 26, 1998
                        ---------------------------------
                        (Date of earliest event reported)



                               OWOSSO CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Pennsylvania                    0-25066                23-2756709
-------------------------------    ----------------------    ------------------
(State or other jurisdiction of    Commission file number     (IRS Employer
incorporation or organization)                               Identification No.)


The Triad Building, 2200 Renaissance Boulevard
         Suite 150, King of Prussia, PA                           19406
------------------------------------------------                ----------
    (Address of principal executive offices)                    (Zip Code)


       Registrant's telephone number, including area code: (610) 275-4500

--------------------------------------------------------------------------------

The Registrant hereby files the required financial statements of the business acquired and pro forma financial information pursuant to Items 7(a) and (b) of its Current Report on Form 8-K, dated April 26, 1998 (the "Current Report") as set forth herein:


Item 7.           Financial Statements and Exhibits.

                                                                            Page
                                                                            ----
         (a)      Financial Statements of Business Acquired:

                  Astro Air, Inc.:

                  Financial Statements for the Three Months Ended
                  March 31, 1998 and 1997 (unaudited)                         3

                  Financial Statements for the Years Ended
                  December 31, 1997 and 1996                                  8


         (b)      Pro Forma Financial Information                            21

         (c)      Exhibits

                  23.1    Consent of Hugh L. Goodpasture

                                 ASTRO AIR, INC.

                          Financial Statements for the
                               Three Months Ended
                             March 31, 1998 and 1997
                                   (unaudited)

ASTRO AIR, INC.
CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
--------------------------------------------------------------------------------

                                                     Three Months Ended
                                                           March 31,
                                                   ------------------------
                                                   1998                1997

Net sales                                     $ 6,692,000         $ 4,622,000

Cost of products sold                           5,698,000           3,842,000
                                              -----------         -----------
Gross profit                                      994,000             780,000

Selling, general and administrative expenses      367,000             287,000
                                              -----------         -----------

Income from operations                            627,000             493,000

Interest expense                                   65,000              69,000

Other income                                        2,000               2,000
                                              -----------         -----------

Income before income taxes                        564,000             426,000

Income tax expense                                200,000             151,000
                                              -----------         -----------

Net income                                    $   364,000         $   275,000
                                              ===========         ===========



                  See notes to condensed financial statements.

ASTRO AIR, INC.
CONDENSED BALANCE SHEETS
--------------------------------------------------------------------------------

                                                March 31,           December 31,
                                                   1998                 1997
ASSETS                                         (Unaudited)           (See Note)

CURRENT ASSETS:
      Cash and cash equivalents                $   144,000          $   344,000
      Receivables, net                           3,296,000            2,675,000
      Inventories, net                           2,495,000            2,356,000
      Prepaid expenses and other                 2,001,000            1,855,000
                                               -----------          -----------

         Total current assets                    7,936,000            7,230,000

PROPERTY, PLANT AND EQUIPMENT, NET               3,324,000            3,021,000

GOODWILL, NET                                       52,000               53,000

OTHER ASSETS                                       175,000              252,000
                                               -----------          -----------

TOTAL ASSETS                                   $11,487,000          $10,556,000
                                               ===========          ===========
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
      Accounts payable - trade                 $ 1,989,000          $ 1,335,000
      Accrued expenses                             866,000              853,000
      Notes payable                              1,289,000            1,293,000
      Current portion of long-term debt            380,000              380,000
                                               -----------          -----------

         Total current liabilities               4,524,000            3,861,000

LONG-TERM DEBT, LESS CURRENT PORTION             1,015,000            1,111,000

DEFERRED TAXES                                     238,000              238,000

STOCKHOLDERS' EQUITY                             5,710,000            5,346,000
                                               -----------          -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $11,487,000          $10,556,000
                                               ===========          ===========


Note: the balance sheet at December 31, 1997 has been condensed from the audited financial statements at that date.

                  See notes to condensed financial statements.

ASTRO AIR, INC.
CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
--------------------------------------------------------------------------------

                                                                                Three Months Ended
                                                                                     March 31,
                                                                             -----------------------------
                                                                                1998               1997
CASH FLOWS FROM OPERATING ACTIVITIES:
      Net income                                                              $ 364,000          $ 275,000
      Adjustments to reconcile net income to cash
           provided by (used in) operating activities:
           Depreciation and amotization                                          88,000             86,000
           Changes in operating assets and liabilities                         (237,000)          (708,000)
                                                                              ---------          ---------

      Net cash (used in) provided by operating activities                       215,000           (347,000)
                                                                              ---------          ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchases of property, plant and equipment                               (389,000)          (418,000)
      Other                                                                      74,000             75,000
                                                                              ---------          ---------

      Net cash used in investing activities                                    (315,000)          (343,000)
                                                                              ---------          ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Net borrowings (payments) on notes payable and long-term debt            (100,000)           368,000
                                                                              ---------          ---------

      Net cash provided by (used in) financing activities                      (100,000)           368,000
                                                                              ---------          ---------

NET  (DECREASE) IN CASH AND CASH EQUIVALENTS                                   (200,000)          (322,000)

CASH AND CASH EQUIVALENTS, BEGINNING                                            344,000            372,000
                                                                              ---------          ---------

CASH AND CASH EQUIVALENTS, ENDING                                             $ 144,000           $ 50,000
                                                                              =========          =========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
      Interest paid                                                           $ 65,000           $ 70,000
                                                                              ========           ========



                  See notes to condensed financial statements.

ASTRO AIR, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
--------------------------------------------------------------------------------

1.       CONDENSED FINANCIAL STATEMENTS

         The condensed balance sheet as of March 31, 1998 and the condensed statements of operations and cash flows for the three months ended March 31, 1998 and 1997 have been prepared by the Company, without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) considered necessary for a fair presentation have been made. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These financial statements should be read in conjunction with the financial statements for the year ended December 31, 1997. The condensed results of operations for the interim periods are not necessarily indicative of the operating results for the full year.


2.       INVENTORIES
                                               March 31,           December 31,
                                                 1998                  1997
                                               ---------           ------------
        Raw materials and supplies           $  963,000            $  910,000
        Work in process                         787,000               743,000
        Finished goods                          745,000               703,000
                                             ----------            ----------

        Total                                $2,495,000            $2,356,000
                                             ==========            ==========



3.       SUBSEQUENT EVENT

         Effective April 26, 1998, the Company sold substantially all of its assets to Owosso Corporation of King of Prussia, Pennsylvania for $8,000,000 in cash, plus debt of approximately $2,700,000. In connection with the sale, Owosso Corporation entered into an agreement with Dacus Properties, Inc. ("DPI"), the parent company of Astro Air, under which DPI will receive 3.4% of the net revenues generated by certain specified customers through April 26, 2003.

                                 ASTRO AIR, INC.

                          Financial Statements for the
                                   Years Ended
                           December 31, 1997 and 1996

                           HUGH L. GOODPASTURE , P.C.
                           Certified Public Accountant
                          P.O. Box 95 215 East Commerce
                            Jacksonville, Texas 75766

                                 (903) 586-2275




                          INDEPENDENT AUDITOR'S REPORT


Astro Air, Inc.
P.O. Box 1988
Jacksonville, Texas 75766

Sirs:

I have audited the accompanying balance sheet of Astro Air, Inc., as of December 31, 1997, and 1996, and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in al1 material respects, the financial position of Astro Air, Inc. , as of December 31, 1997, and 1996, and the results of its operations and its cash flow for the years then ended in conformity with generally accepted accounting principles.



/s/ Hugh L. Goodpasture
-----------------------
Hugh L. Goodpasture
Certified Public Accountant

February 24, 1998

                                 ASTRO AIR, INC.
                                  BALANCE SHEET
                    DECEMBER 31, 1997, and DECEMBER 31, 1996

                                     ASSETS

                                           December 31, 1997   December 31, 1996
                                          ------------------   -----------------
CURRENT ASSETS
Cash                                         $   343,479         $   371,556
Petty Cash                                           200                 200
Accounts Receivable - Trade                    2,675,291           1,462,667
Accounts Receivable - Other                    1,843,279           1,110,279
Inventories                                    2,355,522           2,127,195
Prepaid Insurance                                 12,266               7,600
                                             -----------         -----------
TOTAL CURRENT ASSETS                           7,230,037           5,079,497


FIXED ASSETS
Land                                                 -0-              12,500
Buildings                                            -0-              38,690
Leasehold Improvements                               -0-             249,937
Plant Machinery and Equipment                  5,461,499           4,722,099
Office Equipment                                 275,053             261,648
Autos and Trucks                                 237,999             296,265
                                             -----------         -----------
                                               5,974,551           5,581,139
Less: Accumulated Depreciation                (2,953,387)         (2,998,762)
                                             -----------         -----------
FIXED ASSETS                                   3,021,164           2,582,377

OTHER ASSETS
Notes Receivable - Other                         147,832             155,349
Deferred Interest                                    -0-                 -0-
Utility Deposit                                      126                 126
Equipment in Progress                            103,436             298,702
Goodwill, Net of Amortization of
 $92,100 and $86,293, Respectively                53,086              58,893
                                             -----------         -----------
TOTAL OTHER ASSETS                               304,480             513,070
                                             -----------         -----------
TOTAL ASSETS                                 $10,555,681         $ 8,174,944
                                             ===========         ===========



   The accompanying notes are an integral part of these financial statements.

                                 ASTRO AIR INC.
                                  BALANCE SHEET
                    DECEMBER 31, 1997, and DECEMBER 31, 1996
                                   (PAGE TWO)
                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                            December 31, 1997  December 31, 1996
                                            -----------------  -----------------
 CURRENT LIABILITIES
 Accounts Payable - Trade                     $ 1,335,457          $   966,946
 Note Payable-Factored Accounts Receivable      1,293,337            1,158,510
 Accrued Payroll                                  245,515              139,433
 Accrued Interest                                   9,367                6,975
 Accrued Property Taxes                            70,041               67,480
 Accrued Vacation Time                             30,534                  -0-
 FICA Tax Payable                                  16,981               10,667
 Sales Tax Accrued                                  1,177                1,032
 Unemployment Taxes Payable                         7,509                4,218
 Other Accrued Liabilities                          1,366                  982
 Federal Income Tax Payable                       469,235              182,479
 Current Portion of Long-Term Debt                380,301              295,072
                                               ----------          -----------
 TOTAL CURRENT LIABILITIES                      3,860,820            2,833,794

 LONG-TERM LIABILITIES
 Long-Term Notes Payable                        1,491,391            1,103,027
 Less: Current Portion of Long-Term Debt         (380,301)            (295,072)
                                               ----------          -----------
 Long-Term Debt                                 1,111,090              807,955
 Deferred Tax Liability                           237,673              206,328
                                               ----------          -----------
 TOTAL LONG-TERM LIABILITIES                    1,348,763            1,014,283
                                               ----------          -----------
 TOTAL LIABILITIES                              5,209,583            3,848,077
                                               ----------          -----------
 STOCKHOLDERS' EQUITY
 Common Stock:
     Authorized, 1,000,000 shares of
     $1.00 par value; issued and
     outstanding, 42,000 shares                   42,000                42,000
 Retained Earnings                             5,304,098             4,284,867
                                             -----------           -----------
 TOTAL STOCKHOLDERS' EQUITY                    5,346,098             4,326,867
                                             -----------           -----------
 TOTAL LIABILITIES & STOCKHOLDERS' EQUITY    $10,555,681            $8,174,944
                                             ===========            ==========



   The accompanying notes are an integral part of these financial statements.

                                 ASTRO AIR, INC.
             STATEMENT OF RETAINED EARNINGS AND STOCKHOLDERS' EQUITY
          FOR THE YEARS ENDED DECEMBER 31, 1997, and DECEMBER 31, 1996


                                                       1997            1996
                                                       ----            ----

Retained Earnings, Beginning                       $4,284,867       $3,900,226

Add:    Net Income                                  1,019,230          384,641
        Rounding                                            1              -0-
                                                   ----------       ----------
Retained Earnings, Ending                          $5,304,098       $4,284,867
Common Stock:
   Authorized, 1,000,000 shares of $1.00 par
   value; issued and outstanding, 42,000 shares        42,000           42,000
                                                   ----------       ----------
TOTAL STOCKHOLDERS' EQUITY                         $5,346,098       $4,326,867
                                                   ==========       ==========


   The accompanying notes are an integral part of these financial statements.

                                 ASTRO AIR, INC.
                                INCOME STATEMENT
          FOR THE YEARS ENDED DECEMBER 31, 1997, and DECEMBER 31, 1996


                                            1997              1996
                                            ----              ----
INCOME
Gross Sales                            $ 22,594,756      $ 17,461,888
Less: Cash Discounts                        (58,005)          (73,759)
                                       ------------      ------------
Net Sales                                22,536,751        17,388,129
Other Income                                378,020           290,884
                                       ------------      ------------
TOTAL INCOME                             22,914,771        17,679,013

COSTS OF GOODS SOLD
Material (See Note 1)                    10,374,037         8,333,219
Freight and Delivery                        186,223           142,685
Direct Labor                              3,999,660         3,403,592
Contract Direct Labor                       914,629             1,834
Vacation Expense                              3,509               -0-
Manufacturing Overhead                    4,327,l37         3,764,113
                                       ------------      ------------
TOTAL MANUFACTURING EXPENSE              19,805,195        15,645,443

DIRECT SALES EXPENSE                        188,868           166,726
                                       ------------      ------------
COSTS OF GOODS SOLD                      19,994,063        15,812,169
                                       ------------      ------------
GROSS PROFIT                              2,920,708         1,866,844

EXPENSES
General and Administrative Expense          919,843           819,734
Interest and Other Expense                  590,771           433,987
                                       ------------      ------------
TOTAL EXPENSES                            1,510,614         1,253,721
                                       ------------      ------------
INCOME BEFORE INCOME TAX EXPENSE
 AND EXTRAORDINARY ITEM                   1,410,094           613,123

INCOME TAX EXPENSE                          500,580           228,482
                                       ------------      ------------
INCOME BEFORE EXTRAORDINARY ITEM            909,514           384,641

EXTRAORDINARY GAIN: CASUALTY
 INSURANCE PROCEEDS                         109,716               -0-
                                       ------------      ------------
NET INCOME                             $  1,019,230      $    384,641
                                       ============      ============

   The accompanying notes are an integral part of these financial statements.

                                 ASTRO AIR, INC.
                             STATEMENT OF CASH FLOWS
          FOR THE YEARS ENDED DECEMBER 31, 1997, and DECEMBER 31, 1996


                                                      1997            1996
                                                      ----            ----

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income                                       $   909,514      $   384,641

Adjustments to Reconcile Net Income to Net
 Cash Provided by Operating Activities:
  Depreciation                                       363,997          333,079
  Amortization of Goodwill                             5,807            5,808
  Provision for Deferred Income Taxes                 31,345           46,003

Changes in Operating Assets and Liabilities:

(Increase) Decrease in:
  Receivables                                     (1,938,107)         260,725
  Inventories and Prepaid Expenses                  (232,993)        (174,616)
  Other Assets                                        48,572          (35,369)
Increase (Decrease) in:
  Accounts Payable and Accrued Liabilities           520,214          (49,337)
  Federal Income Tax Payable                         286,756         (186,868)
                                                ------------      -----------
Net Cash Provided (Used) by Operating
 Activities Exclusive of Extraordinary Item           (4,895)         584,066

Extraordinary Gain - Casualty
 Insurance Proceeds                                  109,716              -0-
                                                ------------      -----------
NET CASH PROVIDED BY OPERATING ACTIVITIES            104,821          584,066

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of Fixed Assets                         (1,412,498)        (365,209)
(Increase) Decrease in:
  Equipment in Progress                              195,266         (271,839)
Proceeds from Sale of Fixed Assets                   609,714              -0-
                                                ------------      -----------
NET CASH USED BY INVESTING ACTIVITIES               (607,518)        (637,048)


                           - CONTINUED ON NEXT PAGE -


   The accompanying notes are an integral part of these financial statements.

                                 ASTRO AIR, INC.
                             STATEMENT OF CASH FLOWS
          FOR THE YEARS ENDED DECEMBER 31, 1997, and DECEMBER 31, 1996
                                   (PAGE TWO)


                                               1997              1996
                                               ----              ----
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Revolving Line of
  Credit and Long-Term Debt              $  16,447,197      $  12,812,968
Payments on Revolving Line of
  Credit, Long-Term Debt, and
  Capital Lease Obligations                (15,972,577)       (12,570,336)
                                         -------------      -------------
NET CASH PROVIDED BY
  FINANCING ACTIVITIES                         474,620            242,632
                                         -------------      -------------
INCREASE (DECREASE) IN CASH                    (28,077)           189,650

CASH AT BEGINNING OF YEAR                      371,556            181,906
                                         -------------      -------------
CASH AT END OF YEAR                      $     343,479      $     371,556
                                         =============      =============



SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

      Cash Paid During 1997 for Interest                        $251,646

      Cash Paid During 1997 for 1996 Income Taxes               $182,479



   The accompanying notes are an integral part of these financial statements.

                                 ASTRO AIR, INC.
                          NOTES TO FINANCIAL STATEMENTS
                    DECEMBER 31, 1997, and DECEMBER 31, 1996


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Major Customer and Market Information:

The Company manufactures components, primarily evaporator and condenser coils, for the air-conditioning industry. Sales are nationwide under the name of ASTRO AIR, INC. During the years ended December 31, 1997, and 1996, each of three (3) and three (3) customers accounted for ten percent (10%) or more of sales, respectively. For 1997, the largest customer accounted for thirty-eight percent (38%), with the three (3) together accounting for eighty-seven percent (87%). For 1996, the largest customer accounted for thirty percent (30%), with the three (3) together accounting for eighty percent (80%).

Astro Air, Inc., is a wholly owned subsidiary of Dacus Properties, Inc.

Accounting Basis and Income Recognition:

The books of the company are kept on the accrual basis. Income is recognized at the date of invoicing. No allowance for bad debts has been set up. The company uses the direct write-off method of bad debts,

"Accounts Receivable - Other" reflects advances to key employees who are not related parties and amounts due from companies outside the normal trade or business, except for $1,844,838 due from the parent Company for 1997, and $1,111,934 due from the parent Company for 1996.

Accounts Receivables are pledged with banks to secure notes in the amount of $1,293,337 for 1997, and $1,158,510 for 1996. These amounts are reflected in the account "Note Payable -- Factored Accounts Receivable."

Inventories

Raw materials and supplies are recorded at lower of cost or market. Work-in-process inventory is recorded at material cost plus labor and overhead based on related historical data. Some components are so highly automated that labor cost per part is insignificant and is not applied. The effect on work-in-process cost caused by this deviation is not deemed material to total work-in-process costing.

Finished goods are costed at sales price less anticipated profit margin. Inventories are accounted for on the first-in, first-out basis.

                                 ASTRO AIR, INC.
                          NOTES TO FINANCIAL STATEMENTS
                    DECEMBER 31, 1997, and DECEMBER 31, 1996
                                   (PAGE TWO)


Materials used in manufacturing were as follows:

                                         1997             1996
                                         ----             ----
       Beginning Inventory          $  2,127,195      $  1,955,411
       Purchases                      10,602,364         8,505,003
                                    ------------      ------------
             Total                    12,729,559        10,460,414
       Less: Ending Inventory         (2,355,522)       (2,127,195)
                                    ------------      ------------
       Materials Put in Process     $ 10,374,037      $  8,333,219
                                    ============      ============
Ending Inventories were:

       Raw Materials                $    865,310      $    865,707
       Work-in-Process                   742,749           362,054
       Finished Goods                    703,114           851,261
       Supplies                           44,349            48,173
                                    ------------      ------------
             Total                  $  2,355,522      $  2,127,195
                                    ============      ============
Intangible Assets:

Goodwill in the amount of $145,186 was recorded as a result of the merger of Coils, Inc., into Astro Air, Inc., in September 1982. This is being amortized over a period of twenty-five (25) years using the straight-line method. The current unamortized balance is $53,086.

Property and Equipment:

Property and Equipment are stated at cost and are depreciated over the estimated useful life on a straight-line basis. No interest was capitalized on self-constructed equipment as the amount was not deemed material. Accelerated depreciation methods are used for income tax purposes. The company has followed a policy of capitalizing expenditures which materially increase asset lives, and charging ordinary maintenance and repairs to operations as incurred. All assets are pledged against debt. Depreciation expense for 1997 was $363,997.

Income Taxes:

For 1997, income tax expense was $500,580. A consolidated tax return is filed with the Parent Company. After recording deferred taxes of $31,345 for 1997, an income tax liability of $469,235 remained. Deferred taxes resulted primarily from timing differences due to book and tax depreciation methods and Section 263A Inventory Costs.

                                 ASTRO AIR, INC.
                          NOTES TO FINANCIAL STATEMENTS
                    DECEMBER 31, 1997, and DECEMBER 31, 1996
                                  (PAGE THREE)


2. LONG-TERM DEBT

                           Maturity           Interest           1997             1996
                             Date               Rate            Balance          Balance             Collateral
                           --------           -------        ----------         --------             ----------
Austin Bank                10-20-00            10.0%         $  626,815          $809,302            All Equipment
Austin Bank                11-25-02             9.5%            591,928               -0-            Equipment, Machinery
Austin Bank                12-19-97            11.5%                -0-            11,125            Real Estate
Austin Bank                12-03-00             7.5%             15,279            20,371            1996 Mercury Marquis
Austin Bank                02-11-99             9.0%              6,158            11,438            1995 Chevrolet Blazer
Austin Bank                05-10-98             9.0%              3,811            12,957            1995 Chevrolet Suburban
Austin Bank                07-10-98             8.0%              3,596             9,761            1993 Volvo
Austin Bank                08-20-00             8.449%           16,293               -0-            1997 Ford F250
Amada Leasing              01-01-02             8.0%            140,834           172,450            Equipment
Amada Leasing              03-01-02             8.0%             63,835               -0-            Amanda Press Brake
LCA                        09-05-97             N/A                 -0-            19,116            Air Compressor
Ford Motor Credit          05-27-97             6.9%                -0-             1,355            1993 Ford F150
GMAC                       05-11-98            10.0%              2,317             9,266            1995 Oldsmobile 88 Royale
David Cooper               02-05-01             9.0%             20,525            25,886            Equipment
                                                              ---------        ----------
                                                             $1,491,391        $1,103,027
                                                             ==========        ==========

3. RELATED PARTIES

Loans and advances to an officer in the amount of $147,832 are carried as other assets and not included in current assets. No imputed interest is included in this amount.


4. STOCKHOLDERS' EQUITY

The Company has 42,000 shares of one-dollar ($1.00) par common stock outstanding for an aggregate capital stock in the amount of $42,000.

                                ASTRO AIR, INC.
                          NOTES TO FINANCIAL STATEMENTS
                    DECEMBER 31, 1997, and DECEMBER 31, 1996
                                  (PAGE FOUR)


5. ESTIMATES

Preparation of financial statements in accordance with generally accepted accounting principals requires that certain estimates be made by management.


6. CASUALTY LOSS

In January of 1997, the corporation suffered a casualty loss from a fire at Plant Two. The corporation was covered by both casualty insurance on the assets and business disruption insurance. Loss recovery was predicated on the replacement value. The proceeds from the insurance company were $466,399 for the losses to the assets. Of this amount, $327,318 went to the parent company, Dacus Properties, Inc., who owns the building and the balance went to Astro Air, Inc., to replace their assets. Due to the insurance paying on a replacement basis, an extraordinary gain was shown on the income statement of the corporation representing the excess of insurance receipts over the book value of assets damaged or destroyed. Additionally, the corporation received $41,580 due to the interruption of manufacturing during the repair period.


7. SUBSEQUENT EVENTS

Subsequent to the balance sheet date, management has entered into serious negotiations relative to the acquistion of the corporation either through an asset purchase or other financial arrangement.


8. PENSION PLAN

In June of 1997, the company initiated a 401(k) plan for the company's employees. Full-time employees are eligible after one year of service. The plan provides for the company to contribute 50% of the first 4% of regular pay for the year. The cost to the corporation for 1997 was $43,871, of which $5,861 was administrative expense and the balance contributions on behalf of employee participants.

9. RECLASSIFICATION

Deferred interest of $48,572 recorded at the end of 1996 was reclassified for comparability with the adjustment made to this account for 1997.

                                 ASTRO AIR, INC.
                          NOTES TO FINANCIAL STATEMENTS
                    DECEMBER 31, 1997, and DECEMBER 31, 1996
                                   (PAGE FIVE)


10. CONTRACT DIRECT LABOR

The corporation uses an employment agency to screen and hire production workers. After the initial trial period, the employee may be hired or released back to the employment contractor. As these workers are basically involved in direct production activities, this cost is separately shown on the income statement as a direct cost rather than being included in manufacturing overhead. However, it should be noted in analysis that these agency costs contain fringe benefit and payroll tax costs normally included in manufacturing overhead, as well as the contractor's profit.


11. ACCRUED VACATION COST

The corporation has adopted a policy of taking vacation in the period available or losing it. However, in transition, many employees had vacation accrued prior to the policy change. Management has elected to accrue this liability and will discharge it within the time allotted by the Internal Revenue Code for the inclusion in current year expenses.

                               OWOSSO CORPORATION

                         Pro Forma Financial Information

OWOSSO CORPORATION
PRO FORMA FINANCIAL INFORMATION
--------------------------------------------------------------------------------

         Effective April 26, 1998, Owosso Corporation (the "Company") completed the sale of substantially all of the assets of its Great Bend Manufacturing subsidiary ("Great Bend"), a manufacturer of agricultural equipment, to Allied Products Corporation of Chicago, Illinois (the "Disposition"). The Company received proceeds from the transaction of approximately $10,000,000, subject to certain post-closing adjustments.

         Also effective April 26, 1998, the Company acquired substantially all of the assets and assumed certain liabilities of Astro Air, Inc., ("Astro Air") a privately owned Texas corporation that manufactures heat transfer coils, for a purchase price of $8,000,000 of cash, plus the repayment, shortly after closing, of approximately $2,700,000 of debt (the "Acquisition"). In connection with the Acquisition, the Company has entered into an agreement with Dacus Properties, Inc. ("DPI"), the former owner of Astro Air, under which DPI will receive 3.4% of the net revenues generated by certain specified customers through April 26, 2003. The Acquisition has been accounted for by the purchase method of accounting. The purchase price was preliminarily allocated (and any contingent purchase price payable will be allocated) to the net assets acquired based on estimated fair values at the date of acquisition. This resulted in excess of purchase price over assets acquired of approximately $950,000, which is being amortized on a straight-line basis over 20 years.

         The following pro forma condensed consolidated statements of operations for the six months ended April 26, 1998 and for the year ended October 26, 1997 give effect to the Disposition and the Acquisition as if the transactions had occurred at the beginning of fiscal 1997. A pro forma balance sheet has not been included since the effects of the Disposition and the Acquisition are reflected in the Company's Condensed Consolidated Balance Sheet included in Form 10-Q for the quarter ended April 26, 1998 filed with the Securities and Exchange Commission on June 10, 1998.

         The historical financial data of the Company and of Great Bend included in the pro forma financial statements is as of the periods presented. The financial data of Astro Air included in the pro forma condensed consolidated statement of operations for the year ended October 26, 1997 is for the year ended December 31, 1997 (audited). The financial data of Astro Air included in the pro forma condensed consolidated statement of operations for the six months ended April 26, 1998 has been derived from the interim financial information for the period November 1, 1997 through April 26, 1998. The pro forma financial data presented herein is based on management's estimate of the effects of the Disposition and the Acquisition, based upon currently available information and certain assumptions the Company believes are reasonable. The Company does not expect the receipt of additional information to have a material adverse effect on the pro forma financial information presented herein. The pro forma condensed consolidated statements of operations for the six months ended April 26, 1998 and the year ended October 26, 1997 are unaudited, but in the opinion of management, include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation.

         The pro forma condensed consolidated statements of operations for the six months ended April 26, 1998 and the year ended October 26, 1997, are not necessarily indicative of the results of operations that actually would have been achieved had the transactions described been consummated as of the dates indicated, or that may be achieved in the future.

OWOSSO CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
SIX MONTHS ENDED APRIL 26, 1998 (UNAUDITED)

                                                 OWOSSO                                         Pro Forma
                                               Historical    Great Bend     Astro Air          Adjustments     Pro Forma
Net sales                                     $ 75,922,000   $ 8,533,000  $ 13,384,000                        $ 80,773,000

Cost of products sold                           58,202,000     6,491,000    11,396,000         125,000  (a)     63,232,000
                                              ------------   -----------  ------------                        ------------

Gross profit                                    17,720,000     2,042,000     1,988,000                          17,541,000

Expenses:
      Selling, general and administrative       10,505,000     1,373,000       734,000         227,000  (a)     10,093,000
      Corporate                                  3,024,000             -             -                           3,024,000
                                              ------------   -----------  ------------                        ------------
Income from operations                           4,191,000       669,000     1,254,000                           4,424,000

Interest expense                                 2,396,000        (6,000)      130,000         (80,000) (b)      2,452,000

Gain on sale of business                         2,775,000     2,775,000             -                                   -

Other income                                        71,000        24,000         4,000                              51,000
                                              ------------   -----------  ------------                        ------------
Income before income taxes                       4,641,000     3,474,000     1,128,000                           2,023,000

Income tax expense                               2,698,000     2,152,000       400,000        (123,000) (c)        823,000
                                              ------------   -----------  ------------                        ------------
Net income                                       1,943,000     1,322,000       728,000                           1,200,000

Dividends and accretion on
      preferred stock                             (532,000)            -             -                            (532,000)
                                              ------------   -----------  ------------                        ------------
Net income available
      for common shareholders                 $  1,411,000   $ 1,322,000  $    728,000                        $    668,000
                                              ============   ===========  ============                        ============
Basic and diluted earnings
      per common share                        $       0.24                                                    $       0.11
                                              ============                                                    ============
Weighted average number of
      common shares outstanding                  5,811,000                                                       5,811,000
                                              ============                                                    ============

______________________
Notes to pro forma adjusments:
  (a) Represents the amortization of goodwill over 20 years and the covenant not to compete over 5 years, and increased depreciation expense related to the fair market value adjustment of property and equipment.
  (b) Reflects a reduction in interest expense as a result of a net reduction in the Company's revolving credit facility from proceeds from the sale of Great Bend, net of the cost of the acquisition of Astro Air.
  (c)  Represents the tax effect of pro forma adjustments.

OWOSSO CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
YEAR ENDED OCTOBER 26, 1997 (UNAUDITED)
--------------------------------------------------------------------------------

                                                   OWOSSO                                            Pro Forma
                                                 Historical      Great Bend           Astro Air     Adjustments          Pro Forma
Net sales                                      $ 143,061,000    $ 14,893,000        $ 22,915,000                      $ 151,083,000

Cost of products sold                            109,155,000      10,927,000          19,994,000     250,000  (a)       118,472,000
                                               -------------    ------------        ------------                      -------------

Gross profit                                      33,906,000       3,966,000           2,921,000                         32,611,000

Expenses:
      Selling, general and administrative         20,495,000       2,500,000           1,259,000     452,000  (a)        19,706,000
      Corporate                                    4,816,000           -                    -                             4,816,000
                                                ------------     -----------         -----------                       ------------

Income from operations                             8,595,000       1,466,000           1,662,000                          8,089,000

Interest expense                                   4,143,000         186,000             252,000    (160,000) (b)         4,049,000

Other income                                         199,000          23,000                -                               176,000
                                                 -----------     -----------        ------------                        -----------
Income before income taxes                         4,651,000       1,303,000           1,410,000                          4,216,000

Income tax expense                                 2,100,000         548,000             501,000    (244,000) (c)         1,809,000
                                                 -----------     -----------        ------------                        -----------
Net income                                         2,551,000         755,000             909,000                          2,407,000

Dividends and accretion on
      preferred stock                             (1,047,000)          -                    -                            (1,047,000)
                                                 -----------     -----------        ------------                        -----------
Net income available
      for common shareholders                    $ 1,504,000       $ 755,000           $ 909,000                        $ 1,360,000
                                                 ===========     ===========        ============                        ===========

Basic and diluted earnings
      per common share                                $ 0.26                                                                 $ 0.23
                                                 ===========                                                             ==========

Weighted average number of
      common shares outstanding                    5,809,000                                                              5,809,000
                                                 ===========                                                             ==========


-----------------------------------
Notes to pro forma adjustments:
   (a) Represents the amortization of goodwill over 20 years and the covenant not to compete over 5 years, and increased depreciation expense related to the fair market value adjustment of property and equipment.
   (b) Reflects a reduction in interest expense as a result of a net reduction in the Company's revolving credit facility from proceeds from the sale of Great Bend, net of the cost of the acquisition of Astro Air.
   (c) Represents the tax effect of pro forma adjustments.

                                   SIGNATURES
                                   ----------


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           OWOSSO CORPORATION



         Date:    June 18, 1998             By: /s/ John H. Wert, Jr.
                                                ---------------------
                                                John H. Wert, Jr.
                                                Senior Vice President - Finance,
                                                Chief Financial Officer, and
                                                Treasurer and Secretary

                                 EXHIBIT INDEX
                                 -------------

Exhibit No.               Description
-----------               -----------
   23.1                   Consent of Hugh L. Goodpasture